UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 478-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

As previously announced, on June 1, 2012, BioSante Pharmaceuticals, Inc. (“BioSante”) effected a one-for-six reverse split of its issued and outstanding common stock and class C special stock.

BioSante is filing this current report on Form 8-K to present selected financial data for the fiscal years ended December 31, 2011, 2010, 2009, 2008 and 2007 and for the quarterly periods ended March 31, 2012 and 2011, as adjusted to reflect the June 1, 2012 one-for-six reverse stock split.

The information contained in Exhibit 99.1 to this report is incorporated by reference in this Item 8.01 and should be read in conjunction with, and as a supplement to, information contained in BioSante’s annual report on Form 10-K for its fiscal year ended December 31, 2011, quarterly report on Form 10-Q for the quarterly period ended March 31, 2012 and any other reports or filings made by BioSante with the Securities and Exchange Commission.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1

Selected Financial Data of BioSante for the fiscal years ended December 31, 2011, 2010, 2009, 2008 and 2007 and for the quarterly periods ended March 31, 2012 and 2011, as adjusted to reflect the one-for-six reverse split of BioSante’s issued and outstanding common stock and class C special stock on June 1, 2012 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

	By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Senior Vice President of Finance,
Chief Financial Officer and Secretary
Dated: June 8, 2012

BIOSANTE PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
99.1

Selected Financial Data of BioSante for the fiscal years ended December 31, 2011, 2010, 2009, 2008 and 2007 and for the quarterly periods ended March 31, 2012 and 2011, as adjusted to reflect the one-for-six reverse split of BioSante’s issued and outstanding common stock and class C special stock on June 1, 2012

Filed herewith